Exhibit 2.3

Execution Version

AMENDMENT N0. 2 TOPURCHASEANDSALEAGREEMENT

THIS AMENDMENT NO. 2 TO PURCHASE AND SALE AGREEMENT (this “Amendment”), dated as of May 24, 2012 (the “Effective Date”), is entered into by and among EP Energy, L.L.C., a limited liability company organized under the Laws of the State of Delaware and formerly known as EP Energy Corporation (“EPE LLC”), EP Energy Holding Company, a corporation organized under the Laws of the State of Delaware (“New EPE”), El Paso Brazil, L.L.C., a limited liability company organized under the Laws of the State of Delaware (“EP Brazil”), EP Production International Cayman Company, a company incorporated under the Laws of the Cayman Islands (“EPPI”), EPE Acquisition, LLC, a limited liability company organized under the Laws of the State of Delaware (“Purchaser”) and solely for purposes of Sections 2 and 5 hereunder, and El Paso LLC, a limited liability company organized under the Laws of the State of Delaware and formerly known as El Paso Corporation (“El Paso”).  EPE LLC, New EPE, EP Brazil, EPPI and Purchaser are referred to collectively as the “Parties” and each, individually, as a “ ”.

WHEREAS,  EPE LLC, New EPE, EP Brazil and Purchaser entered into that certain Purchase and Sale Agreement, dated as of February 24, 2012 (as amended, the “Purchase and Sale Agreement”), whereby (i) New EPE agreed, after giving effect to the actions contemplated by Section 8.10 of the Purchase and Sale Agreement, to sell, and Purchaser agreed to purchase (a) all of the issued and outstanding membership interests of EPE LLC and (b) all of the issued and outstanding shares of EP Egypt and (ii) EP Brazil agreed to sell, and Purchaser agreed to purchase all of the issued and outstanding quotas (or, in the case of El Paso Brazil Holdings Company, all of the issued and outstanding shares) of the BrazilCos;

WHEREAS, (i) EPE LLC, New EPE, EP Brazil and Purchaser desire to amend the Purchase and Sale Agreement in certain respects as more specifically set forth below and (ii) EPPI desires to (and the other Parties desire that EPPI) become a party to the Purchase and Sale Agreement, effective as of the Effective Date, as though it were originally a party thereto by executing this Amendment; and

WHEREAS, capitalized terms used herein, but not defined herein, shall have the meanings given to them in the Purchase and Sale Agreement

NOW, THEREFORE, in consideration of the agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.             Amendments.   The Parties agree that the Purchase and Sale Agreement IS hereby amended as follows:

(a)           The definition of the term “Sellers” is hereby amended to include EPPI, and exclude EP Brazil.

(b)           Recital B is hereby deleted and replaced in its entirety with the following:

“EP Production International Cayman Company, a company incorporated under the Laws of the Cayman Islands (“EPPI”) desires, after giving effect to the actions contemplated by Section 8.1 0, to sell, and Purchaser desires to purchase, all of the issued and outstanding membership interests of EP Brazil, which owns (a) all ofthe issued and outstanding quotas of(i)  UnoPaso Exploracao e Producao de Petroleo e Gas Ltda., a company incorporated under the Laws of Brazil (“UnoPaso”) and (ii) El Paso Oleo e Gas do Brasil Ltda., a company incorporated under the Laws of Brazil (“Brazil O&G”) and (b) all of the issued and outstanding shares of El Paso Brazil Holdings Company, a company incorporated under the Laws of the Cayman Islands (“Brazil Holdings” and, together with UnoPaso and Brazil O&G, the “BrazilCos”).”

(c)                                Section 1.1(ii) is hereby deleted and replaced in its entirety with the following:

“(ii) in the case of EPPI as Seller, the Brazilian Membership Interests (together with the EPE LLC Membership Interests and the EP Egypt Shares, the “Shares”).”

(d)                               Sections 1.2(k) through are each hereby advanced one letter and the following is added as a new Section 1.2(k):

“(k)         “Brazil Tax Basis Shortfall” means the excess of (i) the aggregate amount allocated to the quotas of UnoPaso pursuant to Section 2.2 over (ii)  the aggregate tax basis of the quotas of UnoPaso as determined for Brazilian nonresident capital gains tax purposes as of the Closing Date as adjusted by actions taken after the Closing pursuant to Section 8.13.”.

(e)                                Section 1.2(1) (formerly Section 1.2(k)) is hereby amended by adding the following sentence at the end of the definition:

“For the avoidance of doubt, the defined term “Brazil Tax Loss” shall not include any Tax Losses described in Sections 8. l(a)(v) through (viii).”

(f)                                   Section 1.2(g) (formerly Section 1.2(p)) is hereby deleted and replaced in its entirety with the following:

““Companies” means, collectively, EPE LLC, EP Brazil, the BrazilCos and the EgyptCos (and, each, a “Company”).”.

(g)                                  Section 2.2(a) is hereby amended by deleting the first sentence in its entirety and replaced with the following:

“(a) The Unadjusted Purchase Price shall be allocated as follows: (i) first, among the Shares of each of the Companies (other than the BrazilCos) (such allocation, together with the allocation among the shares/quotas of each of the BrazilCos described in clause (ii)  below, the “Share Unadjusted Purchase Price Allocation”) and (ii) thereafter, the portion of the Unadjusted Purchase Price so allocated to the Shares of each such Company shall be allocated among the classes of assets (including each of the exploration and production concessions of EP Egypt and the BrazilCos) of each such Company (for the avoidance of doubt, including among the shares/quotas of each BrazilCo) (such allocations, other than the allocation among the shares/quotas of each of the BrazilCos, the “Asset Unadjusted Purchase Price Allocations”).”.

(h)                                 Section 2.2Cb)(iii) is hereby amended by deleting the reference to “EP Brazil” and replacing it with a reference to “EPPI”.

(i)                                     Section 3.l(a)  is hereby amended by deleting the second sentence in its entirety and replacing it with the following:

“EPPI is a company duly organized, validly existing and in good standing under the Laws of the Cayman Islands.”

G)                                   Schedule 3.l(d) (Consents) is hereby amended to read in its entirety as set forth on Exhibit A attached hereto.

(k)                               Section 3.2(e) is hereby amended by deleting clauses (ii), (iii), (iv) and (v) from the first grammatical sentence thereof and replaced with the following:

“(ii) the limited liability company interests ofEP Brazil (any issued and outstanding membership interests of EP Brazil set forth on Schedule 3.2(e), the “Brazilian Membership Interests”); and (iii) the issued and outstanding capital stock of EP Egypt (any issued and outstanding common stock of EP Egypt after giving effect to the actions contemplated by Section 8.10, the “EP Egypt Shares”).”.

(l)                                     Schedule 3.2(e)  (The Shares)  is hereby amended to read in its entirety as set forth on Exhibit B attached hereto.

(m)                             Schedule 3.3 (Company Subsidiaries and the N Entity) is hereby amended to read in its entirety as set forth on Exhibit C attached hereto.

(n)                                 Section 6.2<0 is hereby deleted and replaced with the following:

“(f)          FIRPTA Affidavits. New EPE shall have delivered to Purchaser a nonforeign affidavit dated as of the Closing Date, sworn under penalty of perjury and in form and substance required under Treasury Regulations issued pursuant to Section 1445 of the Code stating that New EPE is not a “foreign person” as defined in Section 1445 of the Code, and EPPI shall have delivered to Purchaser an affidavit dated as of the Closing Date in form and substance reasonably acceptable to Purchaser stating that none of the Brazilian Membership Interests, the Brazilian Shares or the assets ofEP Brazil or the BraziiCos constitute a “United States real property interest” as defined in Section 897(c)(l) of the Code and applicable Treasury Regulations (together, the “Tax Affidavits”);”

(o)                                 Section 7.2(e) is hereby amended by (i) replacing clause (i) thereof in its entirety with the following:  “(i) the transition services agreement by and among Sellers, Purchaser and the other parties thereto substantially in the form attached hereto as Exhibit C. Part l (the “Transition Services Agreement”), duly executed by the Sellers”,  (ii) deleting the word “and” before clause (ii) thereof and (iii) adding the following at the end thereof: “and (iii) a transition services agreement with respect to certain transition services to be rendered in Brazil by and among Sellers, Purchaser, and the other parties thereto substantially in the form attached hereto as Exhibit C. Part 2 (the “Brazil Transition Services Agreement”), duly executed by the counterparty thereto.”

(p)                                 Section 7.3(0) is hereby amended by (i) deleting the word “and”  before clause (ii) thereof and (ii) adding the following at the end thereof:

“and (iii) Brazil Transition Services Agreement, duly executed by the counterparty thereto.”.

(q)                                 Section 8.1(a)  is hereby amended by deleting the word “and”  before clause (vi) thereof and adding the following new clauses (vii) and (viii):

“(vii) the actions described in Section 8.13 and (viii) any Taxes imposed by any Governmental Authority of Brazil on a direct or indirect sale of the quotas of UnoPaso by EP Brazil (or an Affiliate thereof) (without duplication) to the extent attributable to the Brazil Tax Basis Shortfall.”.

(r)                                    Sections 8.l(a)  and 8.1(b) are hereby amended by deleting the references to ‘‘the sale of the Brazilian Shares hereunder” and replacing them with references to ‘‘the sale of the Brazilian Membership Interests hereunder (including any deemed sale of the Brazilian Shares thereby).”

(s)                                   Section 8.10(a) is hereby amended by adding a reference to EPPI in clause (x) thereof.

(t)                                    Sections 8.1O(a) and 8.1 O(b) are hereby amended by deleting the references to “EP Production International Cayman Company” and replacing them with references to “EPPI.”

(u)                                 Section 8.1 O(a) is hereby amended by (i) deleting the word “and”  before clause (x) thereof, (ii) adding the following new clause (xi) at the end thereof and (iii) adding a new Schedule 8.1O(a)(xi), attached hereto as Exhibit D:

“and (xi) the noncash contributions of intercompany receivables set forth on Schedule 8.1O(a)(xi).”

(v)                                 Section 8.10(b) is hereby amended by deleting clause (iv) and replacing it with the following:

“(iv) the purchase and sale hereunder of the Brazilian Membership Interests for United States federal income Tax purposes will be treated as a sale by EPPI (a controlled foreign corporation wholly-owned by New EPE) of all of the assets of EPPI, including the assets of the BrazilCos, and the purchase of such assets by Purchaser from EPPI for the applicable portion of the Purchase Price and the assumption of liabilities allocable to the Brazilian Membership Interests and.”

(w)                             The following is added as a new Section 8.13:

“Section 8.13.       Brazil Tax Basis.  Prior to the Closing Date, Sellers and their Affiliates will use their reasonable best efforts to take any and all steps necessary to increase the Brazilian tax basis in the quotas of UnoPaso through the capitalization of earnings of UnoPaso and/or the capitalization of interest on net equity in favor of the quota holders of UnoPaso.   If the actions required by the proceeding sentence cannot be completed prior to the Closing Date, Purchaser and its Affiliates will use their reasonable best efforts to cooperate with Sellers and their respective Affiliates so that such actions can be completed as soon as reasonably practicable following the Closing Date.”.

(x)           Schedule 5.16 is hereby amended by deleting item number I thereon in its entirety and replacing it with the following:

“See Annexes L-1, L-2, L-3 and L-4; provided however that any licenses, services agreements and other contracts listed on Annex L-3 or Annex L-4 which are not assignable or transferrable without the consent of any Person (other than Sellers, any Affiliate of Sellers or EPE LLC) shall be excluded from Annex L-3 or L-4 (as applicable) to the extent that such consent remains outstanding as of the Closing Date; provided, further, however that each Seller (and, if applicable, its Affiliates) shall have the continuing obligation for twelve (12) months after the Closing Date to use its (or their, as applicable) commercially reasonable efforts to cooperate with EPE LLC to obtain all necessary consents to the assignment of such licenses, services agreements and other contracts and, upon obtaining the requisite third party consent(s) with respect to any such license, services agreement or other contract which is not assigned on the Closing Date, such license, services agreement or other contract shall automatically, and without further action by any Party or any of its Affiliates, be assigned by the applicable Seller (or its Affiliate, if applicable)  to EPE LLC (or, if applicable, its Affiliate) as provided in the Personal Property Assignment.”.

(y)                                 Exhibit C is hereby replaced in its entirety with Exhibit E attached hereto.

(z)                                  Schedules 1.2(oooo) (Service Employees) and 5.11{b) (Business Employees) are hereby amended to delete the person identified by employee number 702333 therefrom.

(aa)                          Schedule 3.5 is hereby amended by deleting the phrase ‘‘will distribute the receivable to New EPE pursuant to Section 8.10(a) of the Agreement and New EPE” from item 2E thereof.

(bb)                          Section 8.10(a) is hereby amended by deleting the phrase “and Egypt” from clause (ix) thereof.

2.             Indemnity.   From and after the Closing, Sellers shall, jointly and severally, indemnify, defend and hold harmless Purchaser, its current and former Affiliates (including, for the avoidance of doubt, the Companies (as such definition is amended hereby) and the Company Subsidiaries (as such definition is amended hereby)) and any of its and their respective officers, directors, employees, shareholders, members, partners and agents (each, the “Purchase Indemnified Party”) from and against all Damages incurred or suffered by such Persons and caused by or arising out of or resulting from (a) the amendments to the Purchase and Sale Agreement set forth in Section I hereunder (other than clauses (m), (n), (v) and (w)) hereof and (b) the joinder of EPPI to the Purchase and Sale Agreement pursuant to Section 3 hereof.  The provisions of Article I 0 of the Purchase and Sale Agreement (other than the provisions of Sections IO.I(dXiv), I0.4(c), 10.4(d) and I0.4(e)) of the Purchase and Sale Agreement) shall apply to any claim for indemnity made by any Purchaser Indemnified Party pursuant to this Section 2.

3.             EPPI as Party.   EPPI shall, by its signature hereof, join and agree to be a Party to and bound by all of the terms and provisions of the Purchase and Sale Agreement as if it were originally a Seller party thereto. EPPI ratifies all actions taken by EP Brazil prior to the date of this Amendment.

4.             Capitalization of Certain Intercompany Indebtedness.   Notwithstanding anything to . the contrary in the Purchase and Sale Agreement, prior to Closing, Sellers shall (a) capitalize, or cause to be capitalized, all of the Indebtedness set forth in Sections 2A., 2B., 2C., and 2E. of Schedule 3.5 of the Purchase and Sale Agreement and (b) distribute all of the Indebtedness set forth in Section 20.  of Schedule 3.5 of the Purchase and Sale Agreement to New EPE as per Section 8.10(a)(ix) of the Purchase Agreement.

5.             Ratification.   Except as expressly amended hereby, all other terms and provisions of the Purchase and Sale Agreement shall remain in full force and effect. The Parties acknowledge that the Purchase and Sale Agreement, as amended hereby, is ratified and confirmed to be in full force and effect and that all rights, powers and duties created thereunder or existing thereby are ratified and confirmed in all respects. El Paso hereby acknowledges that it shall guarantee the Sellers’ additional obligations under Section 2 hereunder in the same manner and to the same extent as it is liable for the Sellers’ obligations under the El Paso Guarantee.

6.             Execution in Counterparts.   For the convenience of the Parties, this Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.          Governing Law.      TIDS AMENDMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES (INCLUDING ANY CLAIMS MADE IN CONTRACT, TORT OR OTHERWISE RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment on the Effective Date.

SELLER:	EP ENERGY, L.L.C.

	By:	/s/ John Hopper
	Name:	John Hopper
	Title:	Vice President

SELLER:	EP ENERGY HOLDING COMPANY

	By:	/s/ John Hopper
	Name:	John Hopper
	Title:	Vice President

SELLER:	EL PASO BRAZIL, L.L.C.

	By:	/s/ Antonio de Pinho
	Name:	Antonio de Pinho
	Title:	President

SELLER:	EP PRODUCTION INTERNATIONAL CAYMAN COMPANY

	By:	/s/ Francis Olmsted III
	Name:	Francis Olmsted III
	Title:	Director

PURCHASER:	EPE ACQUISITION, LLC

	By:	/s/ Sam Oh
	Name:	Sam Oh
	Title:	Vice President

[Signatures continued on the following page]

Signature page to Amendment No. 2 to the PSA

THE UNDERSIGNED IS EXECUTING THIS AGREEMENT SOLELY FOR PURPOSES OF SECTIONS 2 AND 5 AND FOR NO OTHER PURPOSE.

ELPASOLLC

By:	/s/ John Hopper
Name:	John Hopper
Title:	Vice President

Signature page to Amendment No. 2 to the PSA